                            ODYSSEY RE HOLDINGS CORP.

                                  July 27, 2004

Banc of America Securities LLC
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
Dowling & Partners Securities, L.L.C.
Ferris, Baker Watts, Incorporated
      As Representatives of the Several Underwriters
c/o Banc of America Securities LLC
9 West 57th Street
New York, NY ,10019

Re:   Zenith National Insurance Corp. (the "Company")

Ladies and Gentlemen:

            Odyssey Re Holdings Corp. ("Odyssey") is the beneficial owner of certain shares of Common Stock of the Company ("Common Stock") or securities convertible into or exchangeable or exercisable for Common Stock. Certain subsidiaries of Odyssey (the "Selling Stockholders") propose to carry out a public secondary offering of Common Stock (the "Offering") for which you will act as the Underwriters. Odyssey recognizes that the Offering will be of benefit to it and the Company. Odyssey acknowledges that you are relying on the representations and agreements of Odyssey contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company and the Selling Stockholders with respect to the Offering.

            In consideration of the foregoing, Odyssey hereby agrees that it will not, (and will cause any entity under its control, including any of its subsidiaries, not to), without the prior written consent of Banc of America Securities LLC, directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by Odyssey (or such entity under its control), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 180 days after the date hereof. Odyssey also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by Odyssey and the Selling Stockholders except in compliance with the foregoing restrictions.

            Notwithstanding the foregoing, Odyssey may (i) exercise options or warrants to acquire shares of Common Stock or (ii) transfer the Common Stock (w) to the Company to pay withholding taxes, or satisfy the exercise price, applicable to the exercise of options, (x) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein, (y) to any entity under Odyssey's control, including any of its subsidiaries, provided that such entity agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value or (z) with the prior written consent of Banc of America Securities LLC on behalf of the underwriters.

            This agreement is irrevocable and will be binding on Odyssey and the respective successors, heirs, personal representatives, and assigns of Odyssey.

                                         ODYSSEY RE HOLDINGS CORP.

                                         By: /s/ Donald L. Smith
                                             ----------------------------------
                                             Name:  Donald L. Smith
                                             Title: Senior Vice President
                                                    Counsel and Corporate
                                                    Secretary

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